United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                         Date of Report:  March 06, 2002

                       Commission File Number:  000-28767


                          TRILUCENT TECHNOLOGIES CORP.

Nevada                                                                88-0403070
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

825  S.  St.  Mary's,  San  Antonio,  Texas                                78205
(Address of principal executive offices)                              (Zip Code)

Registrant's  telephone  number,  including  area  code:         (210)  444-2795

Securities  registered  pursuant  to  Section  12(b)  of  the  Act:         None

Securities  registered  pursuant  to  Section  12(g)  of  the  Act: Common Stock



                                  INTRODUCTION

     Reference is made to our recent filing of the preliminary 14C Information Statement ("PRE 14C") filed on January 22, 2002, in relation to the following information reported herein. We have elected to not spin-off or distribute the subsidiary to our shareholders as indicated in the PRE 14C, and therefore the Plan of Reorganization, filed therein, will not be put into effect.


     ITEM  1.  CHANGE  OF  CONTROL  OF  REGISTRANT.  None.

     ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.  Please  see  Item  5.

     ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.  None.

     ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.  None.

     ITEM  5.  OTHER  EVENTS.

     The Board of Directors of TriLucent Technologies, Corp. (TTC) has approved an agreement to rescind the acquisition of TriLucent Technologies, Inc. ("TTI"), by TTC, its wholly-owned, non-operating subsidiary. The rescission agreement is due to the fact that TTC could not raise sufficient capital to further the development of TTI's technology or launch operations.

     It was originally proposed to divest of TTI to TTC's shareholders, but due to limitations set forth by rules promulgated under the Securities Act of 1934, this divestiture would have created an untenable financial burden. Upon review, the plan to return the acquired subsidiary to original owners was determined to be a more equitable solution. All parties mutually agreed to therefore rescind the transaction.

     TriLucent Technologies Corp. will continue in its efforts to identify viable candidates for future acquisitions.

     ITEM  6.  CHANGES  OF  REGISTRANT'S  DIRECTORS.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated:  March  6,  2002


                                    /s/Mark Zouvas
                                     Mark Zouvas
                              Sole  Officer  &  Director